EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into as of November 1, 2016 (the “Effective Date”) by and between Galena Biopharma, Inc., a Delaware corporation (the “Company”, or “Employer”), and Stephen Ghiglieri, an individual and resident of the State of California (“Employee”).

BACKGROUND
Employer and Employee desire that Employee serve as the Company's Chief Financial Officer on the terms set forth in this Agreement.

AGREED TERMS
1.Engagement. Commencing on the Effective Date, Employer shall employ Employee, and Employee shall serve, as the Chief Financial Officer of the Company. Employee understands that his duties may change from time to time in the discretion of the President and Chief Executive Officer (hereinafter the “CEO”), but such duties shall be consistent with the duties customarily assigned to the Chief Financial Officer of a company substantially comparable as of the Effective Date to Employer. As a condition to the Employee's employment by the Employer, Employee and Employer shall execute the Employee Confidentiality, Non-Competition, and Proprietary Information Agreement.

2.Duties. Employee shall perform faithfully, diligently and to the best of his ability all duties assigned to him by the CEO. Employee shall perform the services contemplated under this Agreement in accordance with the policies established by the Board and under the direction of the Company's CEO. Employee shall have such corporate power and authority as shall reasonably be required to enable him to discharge his duties under this Agreement. Employee's services hereunder shall be rendered at the Company's principal executive offices, except for travel when and as required in the performance of Employee's duties hereunder.

3.Time and Efforts. Employee shall devote all of his business time, efforts, attention and energies to Employer's business and the discharge of his duties hereunder. Notwithstanding the foregoing, except as otherwise agreed to in writing, Employee shall have the right to perform such incidental services as are necessary in connection with (a) his private, passive investments, (b) charitable or community activities, (c) participation in trade or professional organizations and (d) service on the board of directors (or comparable body) of not more than one third-party entity or organization that does not compete with the Company Business (as defined in the Confidentiality Agreement), so long as the foregoing do not interfere with Employee's performance of his duties hereunder as determined in good faith by the Company.

4.Compensation. As the total consideration for Employee's services rendered under this Agreement, Employer shall pay or provide Employee the following compensation and benefits:

1.Signing Bonus. Employee shall be entitled to a one-time signing bonus (the “Signing Bonus”) of $50,000.00, payable on the first payroll date in 2017, subject to Employee being employed on the date of payment.

2.Base Salary. Employee shall be entitled to receive an annual base salary during the Term of $370,000.00 (hereinafter the "Base Salary"), payable in accordance with the usual payroll practices of Employer as established from time to time.

3.Discretionary Bonus. Employee shall be eligible to receive during each calendar year, commencing in 2016 (pro-rated for 2016), a discretionary annual target performance bonus of up to 30% of the Base Salary. The amount of any such bonus shall be determined by the Board, or the Compensation Committee of the Board, in their sole discretion.

4.Stock Option. As soon as practicable on or after the Effective Date, the Company shall grant Employee under the Company's 2016 Incentive Plan, as amended (the “Plan”), a stock option (“Option”) to purchase 1,000,000 shares of the Company's common stock. The Option shall vest in sixteen (16) equal quarterly installments of 62,500 shares each over four years beginning on the first quarterly anniversary of the Effective Date, provided, in each case, that Employee remains in the continuous employ of Employer through such quarterly anniversary date. The Option shall (a) be exercisable at an exercise price per share equal to the closing market price of the Company common stock on the date of the grant, (b) have a term of ten years, and (c) be on such other terms as shall be set forth in the Company's customary form of stock option agreement under the Plan evidencing the Option.

5.Expense Reimbursement. Employer shall reimburse Employee for reasonable business expenses incurred by Employee in connection with the performance of Employee's duties in accordance with Employer's usual practices and policies in effect from time to time. Any reimbursements hereunder shall be paid to Employee in accordance with the Company's expense reimbursement policies and procedures from time to time in effect.

6.Vacation. Employee shall be entitled to up to 20 days, prorated for any period of less than a full calendar year, of paid time off (vacation days plus sick time/personal time) for each calendar year in accordance with the Company's policies from time to time in effect, in addition to holidays observed by the Company. Paid time off may be taken at such times and intervals as the Employee shall determine, subject to the conflicting business needs of the Company, and otherwise shall be subject to the Company's policies in effect from time to time. The number of paid time off days will accrue per pay period and will stop accruing in a calendar year once 20 days have been accrued.

7.Employee Benefits. The Company shall provide Employee and his dependents, if any, with coverage under any and all medical, dental and vision plans and other benefit programs available generally to the Company's senior executives and their dependents, to the extent Employee and his dependents satisfy the applicable eligibility requirements, and the Company shall pay, directly or indirectly, the premiums associated with any such medical plans to the same extent the Company pays such premiums for other senior executives of the Company. Employee shall be eligible to participate in any medical insurance and other employee benefits made available generally by Employer to all senior executives under Employer's plans and employment policies in effect from time to time. Employee acknowledges and agrees that any such plans or policies now or hereafter in effect may be modified or terminated by Employer at any time in its discretion.

8.Payroll Taxes. Employer shall have the right to deduct from the compensation and benefits due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be in effect or hereafter enacted or required as a charge on the compensation or benefits of Employee.

5.Termination. This Agreement and Employee's employment may be terminated as set forth in this Section 5.

1.Termination by Employer for Cause; Termination by Employee.
Employer may terminate Employee's employment hereunder for “Cause” (as hereinafter defined) upon notice to Employee. “Cause” for the purpose of this Agreement shall mean any of the following:

(a)Employee's breach of any material term of this Agreement, including its Exhibits; provided that the first occasion of any particular breach shall not constitute Cause unless Employee shall have previously received written notice from Employer stating the nature of such breach and affording Employee at least ten days to correct such breach;

(b)Employee’s conviction of, or plea of guilty or nolo contendere to, any felony or other crime of moral turpitude;

(c)Employee’s act of fraud or dishonesty injurious to Employer or its reputation;

(d)Employee's continual failure or refusal to perform his material duties as required under this Agreement after written notice from

Employer stating the nature of such failure or refusal and affording Employee at least ten days to correct the same;

(e)Employee's act or omission that, in the reasonable determination of Employer's Board (or a Committee of the Board), indicates alcohol or drug abuse by Employee; or

(f)Employee's act or personal conduct that, in the judgment of the Board (or a Committee of the Board), gives rise to a material risk of liability of Employee or Employer under federal or applicable state law for discrimination, or sexual or other forms of harassment, or other similar liabilities to subordinate employees.

Employee may terminate his employment hereunder, for any reason or no reason, upon 30 days prior notice to Employer.

Upon termination of Employee's employment by Employer for Cause or by Employee for any reason, all compensation and benefits to Employee hereunder shall cease except that Employee shall be entitled to payment, not later than the date of termination, of (i) any accrued but unpaid salary and unused paid time off (only as accrued during the then-current year of employment), and (ii) reimbursement of business expenses accrued but unpaid as of the date of termination.

2.Termination by Employer without Cause. Employer may also terminate Employee’s employment without Cause; provided, however, that Employer shall remain obligated to continue paying in accordance with Section 4.2 Employee’s Base Salary at the time of termination for a period of six months following the termination. Upon any termination pursuant to this Section 5.2, Employee shall be entitled to payment of any unused vacation time (only as accrued as of the date of such termination as provided in this Agreement and in accordance with applicable law) and reimbursement of business expenses accrued but unpaid as of the date of termination. If during the Term, there is a Change of Control of Employer and (i) the Employee is terminated without Cause, (ii) the compensation, benefits, title, or duties of Employee under this Agreement are significantly reduced, or (iii) Employee must relocate more than 50 miles from his current residence, Employee shall be considered terminated by Employer without Cause and Employer or any successor to Employer shall remain obligated to continue paying in accordance with Section 4.2 Employee’s Base Salary at the time of termination for a period of twelve months following the date of termination, with all of the benefits and payments due Employee as detailed in this Section 5.2. Change of Control shall mean any of the following transactions, provided, however, that the Company shall determine whether multiple or successive transactions are related to constitute a Change in Control, and its determination shall be final, binding and conclusive: (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; (2) the consummation of the sale, liquidation or disposition by the Company of all or substantially all of the Company's assets; or (3) the consummation of a merger, consolidation, reorganization or other corporation transaction involving the Company, in each case, in which the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such transaction.

3.Death or Disability. Employee's employment will terminate automatically in the event of Employee's death or upon notice from Employer in event of Employee's permanent disability. Employee's “permanent disability” shall have the meaning ascribed to such term in any policy of disability insurance maintained by Employer (or Employee, as the case may be) with respect to Employee, or if no such policy is then in effect, shall mean Employee's inability to fully perform his duties hereunder with or without reasonable accommodation for any period of at least ninety (90) consecutive days, or for a total of one hundred twenty (120) days, whether or not consecutive, within any period of one hundred eighty (180) consecutive days. Upon termination of Employee's employment as aforesaid, all compensation and benefits to Employee hereunder shall cease and Employee, or Employee's heirs or personal representatives, as applicable, shall be entitled to the same compensation and benefits as provided in Section 5.1 for termination by Employer for Cause.

6.Indemnification; Insurance.

1.Indemnification. In the event that Employee is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), other than any Proceeding initiated by Employee or the Company related to any contest or dispute between Employee and the Company or any of its affiliates with respect to this Agreement or Employee 's employment hereunder, by reason of the fact that the Employee is or was a director or officer of the Company, or any affiliate of the Company, or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, Employee shall be indemnified and held harmless by the Company to the fullest extent permitted under applicable law and the Company's bylaws from and against any liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of any Proceeding (including reasonable attorneys' fees). Costs and expenses incurred by Employee in defense of such Proceeding (including attorneys' fees) shall be paid by the Company in advance of the final disposition of such litigation upon receipt by the Company of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on behalf of Employee to repay the amounts so paid if it shall ultimately be determined that Employee is not entitled to be indemnified by the Company under this Agreement.

2.Insurance. During the Employment term, the Company shall purchase and maintain, at its own expense, directors' and officers' liability insurance providing coverage to Employee on terms that are no less favorable than the coverage provided to other directors and similarly situated executives of the Company.

7.Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to Employee pursuant to this Agreement or any other agreement or arrangement with the Company which is or may become subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

8.Severable Provisions. The provisions of this Agreement are severable and if any one or more provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

9.Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon and enforceable by the parties and their respective successors, assigns, heirs and representatives; provided, however, that neither party may assign this Agreement without the prior written consent of the other party; and, provided further, that this Agreement may be assigned by the Company to a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer.

10.Entire Agreement. This Agreement, including the Confidentiality Agreement, contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise therein or herein. Except as expressly provided herein, this

Agreement (including the Confidentiality Agreement) supersedes any and all prior or contemporaneous agreements, written or oral, between Employee and Employer relating to the subject matter hereof.

11.Amendment. No modification of this Agreement shall be valid unless made in writing, approved by the Board (or a committee of the Board) and signed by the parties hereto. The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.

12.	Governing Law; Arbitration.

1.Governing Law. This Agreement is and shall be governed and construed in accordance with the laws of the State of California without giving effect to the choice-of-law rules of California.

2.	Employer and Employee agree that arbitration pursuant to this
Section 12.2 shall be the sole and exclusive method for resolving any claim or dispute arising out of or relating to the rights and obligations of the Company and Employee pursuant to this Agreement. Employer and Employee shall mutually agree on the arbitrator; provided, however, that if Employer and Employee cannot mutually agree on the arbitrator, either Employer or Employee can request that JAMS, Inc. (“JAMS”) select the arbitrator. The arbitrator shall have at least ten (10) years' experience with respect to employment matters. Any such arbitration shall be held in San Francisco, California, under JAMS's Employment Arbitration Rules & Procedures (the “JAMS Rules & Procedures”) then in effect. A copy of the current JAMS Rules & Procedures is attached hereto as Exhibit A. The JAMS Rules & Procedures are also available online at www.jamsadr.com/rules-employment arbitration. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing Employer and Employee an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law, and shall be supported by written findings of fact and conclusions of law, which shall set forth the basis for the decision of the arbitrator. The arbitrator shall render a written decision on the claim or dispute presented as soon as practicable and in any event not more than forty-five (45) days after the close of evidence and briefing. The decision of the arbitrator as to the validity and amount of any claim disputed by Employer and Employee shall be binding and conclusive upon such parties to this Agreement, and notwithstanding anything in this Section 12.2, such parties shall be required to act in accordance with such decision. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Employer will pay all costs of the arbitration, including administrative and arbitrator fees, other than costs the parties would normally incur in a civil action. In the event that a judgment is made pursuant to this Section 12.2, all reasonable out of pocket costs and reasonable legal costs incurred by the prevailing party shall be paid by the non-prevailing party. Any decision, judgment, ruling, finding, award or other determination of the arbitrator and any information disclosed in the course of any arbitration hereunder shall be kept confidential by Employer and Employee, and any court order to enforce the decision, judgment, ruling, finding, award or other determination of the arbitrator shall be filed under seal. This agreement to arbitrate is freely negotiated between Employee and Employer and is mutually entered into between the parties. Each party fully understands and agrees that they are giving up certain rights otherwise afforded them by civil court actions, including, but not limited to, the right to a jury trial.

______By initialing here, Employee acknowledges he has read this 12.2 and agrees with the arbitration provisions herein.

13.Notice. All notices and other communications under this Agreement shall be in writing and mailed, electronically mailed, telecopied (in case of notice to Employer only) or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to the provision):

If to Employer:

Galena Biopharma, Inc.
Attention: Chief Executive Officer 2000 Crow Canyon Place, Suite 380 San Ramon, California 95483 Phone: 855-855-4253

If to Employee:

Through the Company e-mail or the Company regular mailbox, if utilized by the Company, or if Employee shall no longer be employed, to Employee's address as reflected in the books and records of Employer.

14.Survival. Sections 6 through 13 and Section 16 shall survive the termination of this Agreement.

15.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Each party may sign this Agreement using an electronic or handwritten signature, whether on an original or an electronic counterpart of this Agreement.

16.Attorney's Fees. In any action or proceeding to construe or enforce any provision of this Agreement the prevailing party shall be entitled to recover its or his reasonable attorneys' fees and other costs of suit in addition to any other recoveries.

[Signature Page Follows]

By signing below, each party acknowledges that it or he has read and understands this Agreement, and each party agrees to be bound by the terms of this Agreement.

EMPLOYER

Galena Biopharma, Inc.

By: /s/ Mark W. Schwartz

Mark W. Schwartz, Ph.D.
President and Chief Executive Officer

EMPLOYEE

By: /s/ Stephen Ghiglieri
Stephen Ghiglieri